PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated July 7, 2003)	REGISTRATION NO. 333-92161 333-95805

1,000,000,000 Depositary Receipts
Pharmaceutical HOLDRS (SM) Trust

                 This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

                 The share amounts specified in the table in the “Highlights of Pharmaceutical HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Abbott Laboratories	ABT	14	NYSE
Allergen, Inc.	AGN	1	NYSE
Andrx Corporation-Andrx Group	ADRX	2	NASDAQ
Advanced Medical Optics, Inc.	AVO	0.222222	NYSE
Biovail Corporation	BVF	4	NYSE
Bristol-Myers Squibb Company	BMY	18	NYSE
Eli Lilly & Company	LLY	10	NYSE
Forest Laboratories, Inc.	FRX	4	NYSE
Hospira, Inc.	HSP	1.4	NYSE
IVAX Corporation	IVX	1.875	AMEX
Johnson & Johnson	JNJ	26	NYSE
King Pharmaceuticals, Inc.	KG	4.25	NYSE
Medco Health Solutions	MHS	2.6532	NYSE
Merck & Co., Inc.	MRK	22	NYSE
Mylan Laboratories, Inc.	MYL	2.25	NYSE
Pfizer Inc.	PFE	58	NYSE
Schering-Plough Corporation	SGP	14	NYSE
Valeant Pharmaceuticals	VRX	1	NYSE
Watson Pharmaceuticals, Inc.	WPI	1	NYSE
Wyeth	WYE	12	NYSE
Zimmer Holdings, Inc.	ZMH	1.8	NYSE

(1)	As of May 6, 2004, as a result of the spin-off of Hospira, Inc. from Abbott Laboratories, Hospira, Inc. will be included in Pharmaceutical HOLDRS. As of May 6, 2004, 1.4 shares of Hospira, Inc. will be included in each round-lot of 100 Pharmaceutical HOLDRS.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

        The date of this prospectus supplement is June 30, 2004.